Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-62871, 333-62799 and 333-98379) of
Berry Petroleum Company of our report dated February 20, 2004 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 9, 2004